UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Ocean Biomedical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

55 Claverick St., Room 325
Providence, RI 02903

(Address of Principal Executive Offices)

(401) 444-7375

(Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 12, 2023, Ocean Biomedical, Inc. (f/k/a Aesther Healthcare Acquisition Corp.) (the “Company”), Ocean Biomedical Holdings, Inc. (f/k/a Ocean Biomedical, Inc.) (the “Target”) and Vellar Opportunity Fund SPV LLC – Series 3 (“Vellar”) entered into an amended and restated OTC Equity Prepaid Forward Transaction (the “Backstop Agreement”). Capitalized terms used but not otherwise defined in this filing shall have the meaning given to such terms in the Backstop Agreement, a copy of which is attached as Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 13, 2023 and is incorporated herein by reference.

Pursuant to the Backstop Agreement, Vellar agreed to purchase up to 8,000,000 shares of the Company’s Class A common stock in the open market for up to $80,000,000, including from other Company stockholders that elected to redeem and subsequently revoked their prior elections to redeem their shares, following the expiration of the Company’s redemption offer.

On February 13, 2023, the Company, Vellar and the Target entered into an assignment and novation agreement with Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP and Meteora Capital Partners, LP (collectively “Meteora”) (the “Meteora Agreement”), pursuant to which Vellar assigned its obligation as to 2,666,667 shares of the Class A Common Stock of the Company to be purchased under the Backstop Agreement to Meteora. In addition, on February 13, 2023, the Company, Vellar and the Target entered into an assignment and novation agreement with Polar Multi-Strategy Master Fund (“Polar”) (the “Polar Agreement”) pursuant to which Vellar assigned its obligations as to 2,000,000 shares of the Class A Common Stock of the Company to be purchased under the Backstop Agreement to Polar.

On February 14, 2023, the Company, the Target and Polar entered into a subscription agreement in which Polar agreed to purchase 1,350,000 newly-issued shares of Aesther Common Stock at a per share purchase price of $10.56 and an aggregate purchase price of $14,260,404 (the “Polar Subscription”). The Polar Subscription was the method by which Polar exercised its right to purchase “Additional Shares” pursuant to the Backstop Agreement to which Polar acquired a portion of the rights from Vellar pursuant to the Polar Agreement. The shares acquired by Polar as part of the Polar Subscription are subject to the restrictions for “Additional Shares” set forth in the Backstop Agreement.

The description of the Meteora Agreement, the Polar Agreement and the Polar Subscription (collectively, the “Agreements”) does not purport to be complete and is qualified in its entirety by the full text of the Agreements, copies of which are attached hereto as Exhibit 2.1, 2.2 and 2.3, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
2.1	Assignment and Novation Agreement by and between Vellar Opportunity Fund SPV LLC – Series 3, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP and Aesther Healthcare Acquisition Corp. and Ocean Biomedical, Inc. dated as of February 13, 2023.
2.2	Assignment and Novation Agreement by and between Vellar Opportunity Fund SPV LLC – Series 3, Polar Multi-Strategy Master Fund, Aesther Healthcare Acquisition Corp. and Ocean Biomedical, Inc. dated as of February 13, 2023.
2.3†	Subscription Agreement by and between Aesther Healthcare Acquisition Corp., Ocean Biomedical, Inc. and Polar Multi-Strategy Master Fund dated as of February 14, 2023.
104	Cover Page Interactive Data File (embedded with the Inline XBRL)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon request; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023	OCEAN BIOMEDICAL, INC.

	By:	/s/ Elizabeth Ng
	Name:	Elizabeth Ng
	Title:	Chief Executive Officer

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